                      EQUITY RESIDENTIAL PROPERTIES TRUST
                   (a Maryland real estate investment trust)

        Common Shares of Beneficial Interest (Par Value $.01 Per Share)

                                TERMS AGREEMENT
                                ---------------


                                             Dated: June 10, 1997

To:  Equity Residential Properties Trust
     ERP Operating Limited Partnership
     Two North Riverside Plaza
     Chicago, Illinois 60606

Ladies and Gentlemen:

          We (the "Representatives") understand that Equity Residential Properties Trust ("EQR" or the "Company") proposes to issue and sell Common Shares of Beneficial Interest (the "Common Shares" or "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") offer to purchase the number of Initial Underwritten Securities (as defined in the Standard Underwriting Provisions referred to below) set forth below opposite their names, and a proportionate share of Option Securities (as defined in the Standard Underwriting Provisions referred to below) to the extent any are purchased, at the purchase price per Common Share set forth below.

                                          Number of Shares of Initial
           Underwriter                      Underwritten Securities
           -----------                      -----------------------
Merrill Lynch, Pierce, Fenner & Smith               5,000,000
          Incorporated


          The Underwritten Securities shall have the following terms:

                                 Common Shares

Title of Securities: Common Shares
Number of Shares: 5,000,000
Par Value: $.01 per Common Share.
Purchase price per Common Share: $44.06
Number of Option Securities, if any, that may be purchased by the Underwriters:
750,000.
Delayed Delivery Contracts: not authorized
Additional co-managers, if any: None.
Other Terms (Lock-Up): In accordance with Section 3(j) hereof (incorporated by reference to the Standard Underwriting Provisions), EQR shall be restricted from selling its securities, as set forth in said Section 3(j) for a period of 90 days from the date hereof; provided, however, that in addition to the exceptions to such restrictions set forth in Section 3(j), EQR may also sell up to $125 million of its securities in pending non-underwritten, direct placements to investors, without the consent of the Representatives.
Closing date and location: June 13, 1997, Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1515, Chicago, Illinois 60606.

     All the provisions contained in the document attached as Annex A hereto entitled "Equity Residential Properties Trust (a Maryland real estate investment trust) -- Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Depositary Shares -- Standard Underwriting Provisions," dated May 16, 1997 (the "Standard Underwriting Provisions"), are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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     Please accept this offer no later than 12:00 noon (New York City time) on
June 10, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,


                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                                  /s/ Michael Berman
                              By: ______________________________
                                  Name:  Michael Berman
                                  Title: Director


Accepted:

By: EQUITY RESIDENTIAL PROPERTIES TRUST,
    for itself and as the general partner of ERP Operating
    Limited Partnership

        /s/ David J. Neithercut
    By: ______________________________
        Name:  David J. Neithercut
        Title: Executive Vice President
               and Chief Financial Officer

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